UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2014

MILLS MUSIC TRUST

(Exact name of registrant as specified in its charter)

New York	000-02123	13-6183792
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

C/O HSBC Bank USA, N/A Corporate Trust Issuer Services 452 Fifth Avenue, New York, New York 10018-2706	10018-2076
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 525-1349

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On February 28, 2014, Mills Music Trust (the “Trust”), EMI Mills Music Inc. (“EMI Mills Music”) and EMI Consortium Music Publishing Inc. (together with EMI Mills Music, “EMI”) agreed to settle all disputed claims (the “Settled Claims”) of the Trust and EMI for all periods of time prior to October 1, 2011 (the “Settlement Period”) relating to EMI Mills Music’s obligation to make ongoing payments to the Trust of a deferred contingent purchase price obligation under the Asset Purchase Agreement, dated December 5, 1964. The settlement does not cover any periods of time after the Settlement Period.

In connection with the Settled Claims, the Trust had previously filed a Summons with Notice with the Supreme Court of the State of New York seeking damages of not less than $2,614,948 from EMI for breach of contract, among other claims (the “Summons with Notice”).

Under the terms of the settlement, EMI agreed to make payment to the Trust in the amount of $625,000 within ten business days of February 28, 2014 in full and final settlement of the Settled Claims and the Trust agreed to withdraw the Summons With Notice or dismiss the Summons with Notice without prejudice and without cost in accordance with the terms of the settlement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLS MUSIC TRUST

Date: March 6, 2014	By:
/s/ Thomas G. Mackay
Thomas G. Mackay
Trust Officer of the Corporate Trustee
HSBC Bank U.S.A, NA